                                                                                      Exhibit 99.1

News Release                                                               c

Craig Manson
Investor Relations
Ceridian Corporation
952/853-6022

Pete Stoddart
Media Relations
Ceridian Corporation
952/853-4278

Ceridian Reports Fourth Quarter and Full Year 2006 Results

Company Provides Guidance for 2007

Fourth Quarter 2006 Highlights:

·	Diluted EPS of $.35 exceeds guidance range.
·	Revenue of $404.0 million up 6 percent over prior year.
	o	Human Resource Solutions revenue up 3 percent, to $282.7 million. Higher than anticipated revenue deferrals impact the quarter by approximately $4.0 million.
	o	Comdata revenue exceeds guided range at $121.3 million, up 16 percent.
·	HRS and Comdata segment operating margins strong at 12.9 percent and 33.0 percent, respectively. HRS segment operating margins for the year reach 8.9%.
·	Cash flow from operations was $74.0 million, bringing total for the year to $161.7 million.
Includes the impact of a $75.0 million pension contribution in May 2006.
·	Capital expenditures for the fourth quarter and full year were $14.6 million and $53.0 million, respectively.
·	Cash balance at December 31, 2006 was $294.7 million. Debt balance stands at $100.5 million.

MINNEAPOLIS, February 13, 2007 — Ceridian Corporation (NYSE: CEN) today reported fourth quarter 2006 net earnings of
$49.6 million, or $.35 per diluted share, on revenue of $404.0 million. For the fourth quarter of 2005, net earnings were $46.7 million, or $.32 per diluted share on revenue of $379.5 million. For the year ended December 31, 2006, net earnings were
$173.6 million, or $1.20 per diluted share, on revenue of $1,565.1. For the year ended December 31, 2005, net earnings were
$127.9 million, or $.86 per diluted share, on revenue of $1,459.0 million.

“I am pleased that the Company exceeded its earnings, cash flow, and margin targets for the year,” said Kathryn V. Marinello, president and chief executive officer of Ceridian Corporation. “We had a very strong year. Earnings per share for 2006 came in significantly above the range we provided one year ago. Profit margins in our Human Resource Solutions (HRS) business doubled in 2006, and Comdata posted its eleventh straight quarter of double digit top-line growth. The strong results are a testament to the strength of our businesses, and to the efforts of our employees. We intend to build on the solid base established during 2006 as we move into 2007. We are actively addressing areas that require specific focus, and have challenges, but I look forward to capitalizing on the opportunities we have to accelerate the growth and improve the profitability of the business as we move into the future.”

“The fourth quarter earnings performance was solid,” Marinello continued. “Diluted earnings per share of $.35 exceeded our guidance range on a strong top-line performance at Comdata, higher margins in HRS, and a lower effective tax rate. Total revenue of $404.0 million was within our guided range, up 6 percent over the prior year.”

“Revenue for the quarter in HRS was up 3 percent over last year, which was somewhat below our guidance range,” added
Douglas C. Neve, executive vice president and chief financial officer of Ceridian. “Higher than anticipated revenue deferrals negatively impacted the quarterly performance by approximately $4 million. Segment earnings as a percentage of revenue improved substantially over the prior year, and the segment earnings for the quarter met our expectations.”

“Overall order growth in HRS was flat on a percentage basis in the quarter. Orders in our Canadian operation were very strong in the quarter, offsetting decreases in the U.S. and the UK.” said Neve. “The other primary operational indicators in the HRS business during the quarter were in line with our expectations. Float balances grew 9.1 percent and the yield on the float balance was 4.7 percent , up 29 basis points over the prior year quarter.”

“Comdata turned in another very strong performance this quarter,” Neve continued. “Revenue growth exceeded our guided range, up 16 percent over the fourth quarter of last year despite pressure of about one percentage point from lower average fuel prices in the quarter. Comdata’s growth was again driven by new client signings, continued traction in new service offerings, strong organic growth both domestically and internationally, and Comdata’s entry into mall gift card program management services driven by the acquisition of HQ Gift Cards LLC during the quarter.”

“Comdata’s segment earnings as a percentage of revenue were solid at 33.0 percent,” said Neve.

“Cash generation for the quarter was seasonally strong, as expected,” Neve concluded. “Cash flow from operations was
$74.0 million, and capital expenditures were $14.6 million, which drove our cash balance up $55.7 million from the end of the third quarter to $294.7 million. The debt balance grew modestly and stood at $100.5 million at year end. Share repurchases during the quarter totaled 1.6 million shares for $40.3 million. For the year, share repurchases totaled 13.0 million shares for $316.4 million. Option exercises totaled 3.0 million shares and generated cash proceeds of $53.5 million in the quarter.”

Stock-based compensation expense for the quarter was in line with plan, at $4.2 million pre-tax, or $.02 per share.
Stock-based compensation expense in the fourth quarter of 2005 was $0.4 million pre-tax.

Department of Defense (DOD) and Federal Occupational Health (FOH) Contracts

Ceridian’s Military One Source contract with the Department of Defense has been extended until February 28, 2007.

Ceridian signed a contract to provide employee assistance program (EAP) services to Federal Occupational Health (FOH)
in September 2006. The contract was suspended in October when a protest to the contract award was filed by an unsuccessful bidder. In January 2007, Ceridian was notified by the government that the original contract value was reduced because one major government agency is no longer part of the contract. In February 2007, at the request of the government,
Ceridian submitted a revised business proposal, and is awaiting a response on a revised contract award.

Guidance for 2007

Earnings per diluted share for 2007 are expected to be between $1.25 and $1.35, not including costs related to the election of directors at the Company’s next Annual Meeting of Stockholders.

Total 2007 revenue is expected to grow 5 percent to 9 percent to a range of $1,650 million to $1,700 million. HRS revenue for the year is expected to grow in the mid-single digits on a percentage basis. Comdata revenue is expected to grow in the low double digits on a percentage basis.

HRS segment margins as a percentage of revenue are expected to improve by approximately 200 basis points over
2006. Comdata margins as a percentage of revenue are expected to remain in the low thirties on a percentage basis, subject to potential incremental investments in future growth initiatives during the year.

The effective tax rate for 2007, exclusive of discreet items, is expected to improve by approximately 1 percent to
37.5% .

Cash flow from operations for 2007 is expected to be in excess of $225 million. Capital expenditures and depreciation and amortization for 2007 are expected to be approximately $65 million, and $85 million, respectively.

Earnings Teleconference Webcast

Investors are invited to listen to a teleconference discussing the matters addressed in this press release, live via the
Internet at 9:00 a.m. (EST) on Tuesday, February 13, 2007. The Web-cast can be accessed through the Investor
Relations section of Ceridian's website at www.ceridian.com. A replay of the call will also be available at the same address beginning at 11:00 a.m. (EST) on February 13, 2007.

Ceridian Corporation (www.ceridian.com) is an information services company serving businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resources outsourcing companies in each of its markets, and offers a broad range of human resource services, including payroll, benefits administration, tax compliance, HR information systems and Employee Assistance Program (EAP) and work-life solutions. Through its
Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in the United States.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation
Reform Act of 1995. The statements regarding Ceridian Corporation contained in this release that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates,"
"estimates," "believes" or "plans," or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian's filings with the Securities and Exchange Commission, including matters arising from the SEC investigation, the prior restatements of our financial statements, the investigation conducted by the Audit Committee, the pending shareholder litigation, the failure to timely comply with Section 404 of the Sarbanes-Oxley Act of 2002, volatility associated with Comdata’s fuel price derivative contracts and those factors which are discussed in Ceridian's Annual Report on

Form 10-K, for the year ended December 31, 2005, and Quarterly Reports on Form 10-Q for the quarters ended
March 31, 2006, June 30, 2006 and September 30, 2006, which factors are also incorporated herein by reference.

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.

###

				Schedule A

CONSOLIDATED STATEMENTS OF OPERATIONS			Ceridian Corporation
(Dollars in millions, except per share data)			and Subsidiaries
(Unaudited)
	For Periods Ended December 31,
	Current Quarter		Year to Date
	2006	2005	2006	2005

Revenue	$ 404.0	$ 379.5	$1,565.1	$1,459.0
Costs and Expenses
Cost of revenue	214.3	198.9	843.0	785.2
Selling, general and
administrative	107.7	117.2	450.0	458.1
Research and development	6.1	8.5	28.1	28.1
(Gain) loss on derivative
instruments	0.3	(0.9)	2.7	11.6
Other expense (income)	(0.8)	1.6	(10.5)	4.5
Interest income	(3.0)	(2.4)	(13.5)	(7.8)
Interest expense	1.5	1.6	6.0	5.5
Total costs and expenses	326.1	324.5	1,305.8	1,285.2

Earnings before
income taxes	77.9	55.0	259.3	173.8

Income tax
provision (benefit)	28.3	8.3	85.7	45.9

Net earnings	$ 49.6	$ 46.7	$ 173.6	$ 127.9

Earnings per share
Basic	$ 0.36	$ 0.32	$ 1.22	$ 0.87
Diluted	$ 0.35	$ 0.32	$ 1.20	$ 0.86

Shares used in calculations
(in thousands)
Weighted average
shares (basic)	138,862	144,737	141,882	146,935
Dilutive securities	2,101	2,507	2,649	1,698
Weighted average
shares (diluted)	140,963	147,244	144,531	148,633

		Schedule B

CONDENSED CONSOLIDATED BALANCE SHEETS	Ceridian Corporation
(Unaudited)	and Subsidiaries
(Dollars in millions)
	December 31,	December 31,
	2006	2005

Cash and equivalents	$ 294.7	$ 362.9
Trade and other receivables, net	682.2	578.6
Other assets	1,364.1	1,370.7
Total assets before customer funds	2,341.0	2,312.2
Customer funds	4,593.4	4,341.2
Total assets	$ 6,934.4	$ 6,653.4

Debt	$ 100.5	$ 106.5
Drafts and settlements payable	269.2	232.7
Other liabilities	596.6	679.5
Total liabilities before
customer funds obligations	966.3	1,018.7
Customer funds obligations	4,596.9	4,342.9
Total liabilities	5,563.2	5,361.6
Stockholders' equity	1,371.2	1,291.8
Total liabilities and
stockholders' equity	$ 6,934.4	$ 6,653.4

				Schedule C

Ceridian Corporation and Subsidiaries
	Revenue Comparisons (Dollars in millions)

	Fourth Quarter		Twelve Months YTD
	2006	2005	2006	2005

HRS	$ 282.7	$ 274.8	$1,099.8	$1,050.1
Comdata	121.3	104.7	465.3	408.9

Total revenue	$ 404.0	$ 379.5	$1,565.1	$1,459.0

Ceridian Corporation and Subsidiaries
Earnings Comparisons (Dollars in millions)

		Fourth Quarter
	2006		2005
		% of		% of
		Segment		Segment
		Revenue		Revenue

HRS	$ 36.4	12.9%	$ 19.8	7.2%
Comdata	40.0	33.0%	34.4	32.9%

Earnings before
interest and taxes	76.4		54.2

Interest, net (not allocated
to business units)	1.5		0.8

Earnings before income taxes	$ 77.9		$ 55.0

		Twelve Months YTD
		2006		2005
		% of		% of
		Segment		Segment
		Revenue		Revenue

HRS	$ 98.2	8.9%	$ 44.6	4.2%
Comdata	153.6	33.0%	126.9	31.0%

Earnings before
interest and taxes	251.8		171.5

Interest, net (not allocated
to business units)	7.5		2.3

Earnings before income taxes	$ 259.3		$ 173.8